                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report                                                  October 23, 2001
(Date of earliest event reported)                               October 23, 2001


                             Kankakee Bancorp, Inc.
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        1-13676                                         36-3846489
(Commission File Number)                 (I.R.S. Employer Identification Number)



310 South Schuyler Avenue, Kankakee, Illinois                              60901
   (Address of principal executive offices)                           (Zip Code)



                                 (815) 937-4440
              (Registrant's telephone number, including area code)

Item 5. Other Information

On October 23, 2001, Kankakee Bancorp, Inc. (the "Company") issued a news release announcing its earnings for the quarter ended September 30, 2001, as well as other recent corporate events. The news release is attached hereto as
Exhibit 99.1.

In addition, effective as of October 15, 2001, the Company entered into change of control agreements with the following executives: Gerald C. Chantome, Carol
S. Hoekstra, Larry D. Huffman, Michael A. Stanfa and Ronald J. Walters. Each of these agreements have identical terms, which generally provide that if the executive is terminated by the Company within either six months before or one year after a change of control of the Company, as defined in the agreements, then the executive will receive a severance benefit equal to three times the sum of his or her base salary, average performance bonus (2 year average) and average retirement plan contributions (2 year average), as further provided in the attached from of agreement. Additionally, the Company entered into a change of control agreement with Terry L. Ralston, which is identical to the other agreements, with the exception that Mr. Ralston will receive one times the sum of his base salary, average performance bonuses and average retirement plan contributions. A form of the agreement entered into with each of the executives listed above is attached hereto as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a)  Financial Statements of Business Acquired.
             -----------------------------------------

             None.

        (b)  Pro Forma Financial Information.
             -------------------------------

             None.

        (c)  Exhibits.
             --------

             99.1 News Release dated October 23, 2001
             99.2 Form of Change of Control Agreement entered into by the
                  Company and several executives.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            KANKAKEE BANCORP, INC.

Dated: October 23, 2001                     By: /s/ Ronald J. Walters
                                                --------------------------------
                                                    Ronald J. Walters
                                                    Vice President and Treasurer

                                        2